UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2015

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-878-3504

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 25, 2015, the Company commenced mailing a letter to holders (“unitholders”) of the units of limited partnership interests (“OP units”) in ACRE Realty LP, the Company’s operating partnership (the “Partnership”) advising the unitholders that the shelf registration statement on Form S-3 (Registration No. 333-82453) pursuant to which the Company registered shares of the Company’s common stock, par value $0.01 per share, issuable to unitholders upon redemption of their OP units (the “S-3 Registration Statement”) will be available for use in connection with OP unit redemption requests under the Partnership’s agreement of limited partnership from December 1, 2015 until February 12, 2016, and again when the Company files its Annual Report on Form 10-K for the 2015 fiscal year with the SEC, which the Company expects to occur during the last two weeks of March 2016. A copy of the letter is included as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Letter to Limited Partners of ACRE Realty LP dated November 25, 2015.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: November 25, 2015	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President, General Counsel and Secretary